                                                                   EXHIBIT 23.2



The Board of Directors
Talus Solutions, Inc. and subsidiary


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


/s/ KPMG LLP
Atlanta, Georgia
February 20, 2002